Exhibit 1.1

Execution Version

T1 Energy Inc.

Common Stock

UNDERWRITING AGREEMENT

December 11, 2025

Santander US Capital Markets LLC (“santander”)

437 Madison Avenue,

New York, N.Y. 10022

J.P. Morgan Securities LLC (“J.P. Morgan”)

270 Park Avenue

New York, N.Y. 10017

As Representatives of the Several Underwriters named in Schedule A hereto,

Dear Sirs:

1. Introductory. T1 Energy Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 28,282,830 shares (the “Underwritten Securities”) of its common stock, par value $0.01 per share (the “Common Stock”), and also proposes to issue to the Underwriters, at the option of the Underwriters, an aggregate of not more than 4,242,424 additional shares of Common Stock (“Option Securities”), as set forth below. The Underwritten Securities and the Option Securities are herein collectively called the “Securities”. If no other Underwriters are listed on Schedule A hereto, all references to the Representatives and the Underwriters shall refer only to those identified above.

Substantially concurrently with the offering of the Securities, the Company will, among other things, issue and sell up to $140,000,000 aggregate principal amount of its 5.25% Convertible Senior Notes due 2030 (the “Convertible Notes”), pursuant to a separate underwriting agreement and separate prospectus supplement (such offering, the “Concurrent Offering”). The offering of the Shares is not contingent upon the completion of the Concurrent Offering, the Concurrent Offering is not contingent upon the completion of the offering of the Shares, and the Shares are not being offered together with the Convertible Notes.

2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-290198) covering the registration of the Securities under the Act, including a related prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b) of the rules and regulations promulgated under the Act.

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C of the rules and regulations promulgated under the Act.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:30 P.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange and The Nasdaq Stock Market LLC (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Initial Registration Statement, the Additional Registration Statement and the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (ii) (A) at their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading except that this Section 2(b) does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer”. The Initial Registration Statement has been declared effective by the Commission. The Initial Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Initial Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Initial Registration Statement and any post-effective amendment thereto.

(c) General Disclosure Package. As of the Applicable Time, none of the preliminary prospectus, dated December 10, 2025 (the “Preliminary Prospectus”), including the base prospectus dated September 22, 2025 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Free Writing Prospectuses. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the General Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Applicable Time, the Closing Date and as of the Optional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) [Reserved.]

(f) Organization and Standing of the Company. The Company has been duly incorporated and is validly existing under the laws of Delaware, and has all requisite corporate power and corporate authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify would not, singly or in the aggregate, result in a Material Adverse Effect (as defined below).

(g) Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is not subject to any pre-emptive or similar rights; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(h) Securities. The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement and the General Disclosure Package and to the description of such Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any shares of Common Stock of the Company, (B) warrants, rights or options to sell or purchase from the Company any such shares of Common Stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of Common Stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Securities, in each case other than the preliminary prospectus referred to in Section 2(a) and (c) hereof, the General Disclosure Package and the Final Prospectus.

(i) No Finder’s Fee. Except as disclosed in the General Disclosure Package, the Registration Statement and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement and the Securities, except such as have been obtained, or made and such as may be required under state securities laws or by the Financial Industry Regulatory Authority (“FINRA”).

(k) Title to Property. Except as disclosed in the General Disclosure Package, the Registration Statement and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Registration Statement and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(l) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the issuance and sale of the Securities (including the issuance and delivery of Convertible Notes pursuant to the Concurrent Offering) will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i), the certificate of incorporation, charter or by-laws or similar organizational documents, as applicable, of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) above, as would not, singly or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective certificate of incorporation, charter or by-laws or similar organizational documents, as applicable; (ii) except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of subsections (ii) and (iii) above, for any such defaults or violation that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (“Material Adverse Effect”).

(n) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them. The Company and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(p) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent and that could in either case have a Material Adverse Effect.

(q) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, sufficient trademarks, service marks, trade names, other rights to inventions, know-how, trade secrets, patent rights, copyrights, software, domain names, licenses, technology, proprietary or confidential information and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) used, held for use in, or necessary to conduct the business now operated or proposed in the General Disclosure Package to be operated by them, except where the failure to own or possess, or the inability to acquire on reasonable terms such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus (i) there is no infringement, misappropriation, or other violation, nor the occurrence of any event that with notice or the passage of time would constitute an infringement, misappropriation, or other violation, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim, and the Company and its subsidiaries have not received any notice of any such action, suit, proceeding or claim (1) alleging any infringement, misappropriation or other violation of or conflict with the rights of any third party with respect to any Intellectual Property Rights or (2) challenging the Company’s or any of its subsidiary’s rights in or to, or the validity, enforceability or scope of, any Intellectual Property Rights of the Company or any of its subsidiaries; and (iii) none of the Intellectual Property Rights owned by the Company or any of its subsidiaries, or used or held for use by the Company or any of its subsidiaries to conduct the business now operated by them, has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in a manner that infringes, misappropriates or otherwise violates the rights of any third party, except in each case covered by subsections (i) through (iii) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(r) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or as would not individually or in the aggregate have a Material Adverse Effect, (A) there has been no security breach or incident, outage, violation of, unauthorized access to or disclosure of, or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases, including the data and information (including all personal, personally identifiable, sensitive, confidential or regulated data) of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries and any such data processed or stored by third parties on behalf of the Company and its subsidiaries, equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, or have any knowledge of any event or condition that would result in, any security breach or incident, outage, violation of, unauthorized access to or disclosure of or other compromise of their IT Systems and Data; (C) the Company and its subsidiaries have implemented and maintained appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; (D) the Company’s and its subsidiaries’ IT Systems and Data are adequate in all respects for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries and are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (E) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data or to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(s) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or as would not individually or in the aggregate have a Material Adverse Effect, (a) neither the Company nor any of its subsidiaries (i) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (b) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance; and (c) neither the Company nor any of its subsidiaries (i) is subject to any pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries know any such proceeding is contemplated, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, or (iii) anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(t) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “U.S. Federal Income Tax Considerations” and “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(u) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus is based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate.

(w) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in material compliance with all provisions of Sarbanes-Oxley that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(x) Internal Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company maintains a system of effective internal control (as defined under Rule 13-a15 and Rule 15d-15 of the Exchange Act and the rules and regulations promulgated thereunder) and a system of internal accounting controls (collectively, “Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement is accurate. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a “significant deficiency” or other “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the U.S. federal securities laws and the Exchange Rules, or any matter which, if determined adversely, would have a Material Adverse Effect.

(y) Disclosure Controls. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) Independent Registered Public Accountant. PricewaterhouseCoopers AS, which has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, and the Final Prospectus, was, for the duration of its appointment as accountant for the Company, an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(bb) Independent Registered Public Accountant. KPMG LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(cc) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending or, to the knowledge of the Company, threatened actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect their respective properties or assets or the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the issuance of the Securities or that are required to be described in the Registration Statement or the Final Prospectus and are not so described.

(dd) Financial Statements and Pro Forma Financial Information.

(a) The financial statements of the Company included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, shareholders’ equity and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with GAAP applied on a consistent basis and the schedules included in each Registration Statement present fairly, in all material respects, the information required to be stated therein. The other financial information of the Company included in each of the Registration Statement and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement and the Final Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(b) The financial statements of T1 G1 Dallas Holding Inc. (f/k/a Trina Solar (U.S.) Holding Inc, “G1 Holding”) included in the Registration Statement and the Prospectus, to the knowledge of the Company, present fairly, in all material respects, the financial position of G1 Holding and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and such financial statements have been prepared in conformity with the GAAP applied on a consistent basis.

(c) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus present fairly, in all material respects, the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein based upon such assumptions.

(ee) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, earnings, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares, (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(ff) Investment Company Act. The Company is not and, after giving effect to the offering and issuance and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(gg) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(hh) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(ii) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(jj) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee, nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or other person acting on behalf of the Company or of any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(kk) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(ll) Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Crimea, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Since its date of incorporation, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(mm) Other Offerings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any issuances pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Convertible Notes issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or the securities to be sold in the Concurrent Offering.

(nn) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(oo) Lending Relationship. The Company and its subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the issuance of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(pp) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq) No Stamp Taxes. No stamp, documentary, issuance, registration, transfer, or other similar taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, or (ii) the resale by the Underwriters or purchasers procured by the Underwriters of the Securities in the manner contemplated herein or as contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus.

(rr) Outbound Investments. Neither the Company nor any of its subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules (as defined below). Neither the Company nor any of its subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. For the purpose of this Agreement, “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the U.S. Department of the Treasury under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the date of this Agreement, and as codified at 31 C.F.R. §850.202 et seq.

3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters named in Schedule A hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $4.665375 per share of common stock, the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule A hereto. Payment for the Securities to be purchased shall be made against delivery to the nominee of The Depository Trust Company (“DTC”).

The Company will deliver the Underwritten Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Polk & Wardwell LLP (“Davis Polk”), counsel for the Underwriters, 450 Lexington Avenue, New York, New York 10017, at 10:00 am (Eastern time), on December 15, 2025, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days from the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Option Securities at the purchase price per share to be paid for the Underwritten Securities. The Company agrees to sell to the Underwriters the number of Option Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Option Securities. Such Option Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Underwritten Securities set forth opposite such Underwriter’s name bears to the total number of Underwritten Securities (subject to adjustment by the Representatives to eliminate fractions) at the same purchase price plus accrued interest, if any, from December 15, 2025 to the date of payment and delivery. No Option Securities shall be sold or delivered unless the Underwritten Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Securities or any portion thereof may be exercised at any time and from time to time (subject to the first sentence of this paragraph) and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company. Such right to purchase may be exercised solely to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.

Each time for the delivery of and payment for the Option Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Option Securities is given. The Company will deliver the Option Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Representatives against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Davis Polk, noted above.

4. Offering by Underwriters. It is understood that the several Underwriters or purchasers procured by the Underwriters propose to offer the Securities for sale to the public in the secondary market as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)  Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)  Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld, delayed or conditioned; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, pursuant to Section 8A of the Act, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, pursuant to Section 8A of the Act, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus or the General Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Final Prospectus or the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus or the General Disclosure Package to comply with applicable law, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus or the General Disclosure Package to comply with the Act, the Company will promptly notify the Representatives of such event and will, subject to Section 5(b) above, promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Issuer Free Writing Prospectus. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(e)  Rule 158. The Company will make generally available to its security holders and the Representatives an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act, provided that the Company will be deemed to have complied with such requirement by filing such earnings statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”).

(f)  Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)  Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of Securities contemplated by this Agreement; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)  Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report on Form 10-K to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report on Form 10-K and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(i)  Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company, as the case may be, under this Agreement, including but not limited to (i) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connections qualification of the Securities for sale, (ii) fees and expenses incident to listing the Securities on the New York Stock Exchange, (iii) costs and expenses of the Company relating to investor presentations in connection with the marketing of the Securities, including, without limitation, any travel expenses of the Company’s officers and employees and other expenses of the Company including the chartering of airplanes, (iv) fees and expenses in connection with the registration of the Securities under the Exchange Act, (v) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Underwriters and any transfer taxes payable in connection with the delivery of the Securities to the Underwriters, (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (vii) costs and expenses related to the review by FINRA, if any, of the Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review, it being understood that the amount of such fees and expenses of counsel shall not exceed $15,000), and (viii) fees and expenses of the Transfer Agent and any paying agent (including related fees and expenses of any counsel to such parties. The Representatives agree with the Company that the several Underwriters will pay any filing fees and other disbursements and expenses of counsel to the Underwriters in connection with the performance of the obligations of the Representatives, as the case may be, under this Agreement, including the qualification of the Securities under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto.

(j) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the issuance of the Securities to the Underwriters or purchasers procured by the Underwriters in the primary market or sale by the Underwriters or purchasers procured by the Underwriters of the Securities in the secondary market.

(l)  Taxes. The Company will pay, indemnify and hold harmless the Underwriters against any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed by a taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Securities, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein. All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall report and pay such applicable value added or similar tax to the relevant tax authority.

(m) Restriction on Sale in the Secondary Market of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock, unless otherwise agreed in this Agreement (“Lock-Up Securities”): (i) offer, sell, lend, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, lend, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file or submit with the Commission a registration statement under the Act relating to Lock-Up Securities (other than (i) registration statements on Form S-8 relating to Lock-Up Securities granted or to be granted pursuant to the terms of a plan disclosed in the General Disclosure Package, (ii) pre-effective amendments to the Company’s previously filed resale Registration Statements on Form S-3 (Nos. 333-291601 and 333-291602) or (iii) registration statements for issuances under clauses (d) or (e) below), or publicly disclose the intention to take any such action described in subsections (i) through (v), without the prior written consent of Santander and J.P. Morgan on behalf of the Underwriters, except (a) issuances and sales of the Securities and any shares of Common Stock issued upon conversion thereof, (b) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and described in the General Disclosure Package and the Final Prospectus (including the issuance of Lock-Up Securities upon conversion of the Company’s outstanding Series B Preferred Stock and/or Series B-1 Preferred Stock pursuant to the terms of (A) the Amended and Restated Stock Purchase Agreement, dated as of October 31, 2025, among the Company and the purchasers signatory thereto, (B) Certificate of Designations of Series B Convertible Non-Voting Preferred Stock of T1 Energy Inc. and (C) Certificate of Designations of Series B-1 Convertible Non-Voting Preferred Stock of T1 Energy Inc., as applicable), (c) grants of employee stock options and other equity-based awards pursuant to the terms of a plan in effect on the date hereof and described in the General Disclosure Package and the Final Prospectus, issuances of Lock-Up Securities pursuant to the exercise of such options or upon settlement of such awards, (d) issuance of Convertible Notes pursuant to the Concurrent Offering and issuance of any shares of Common Stock upon conversion thereof, (e) the issuance of Lock-Up Securities in connection with the exercise of anti-dilution rights granted to Trina Solar (Schweiz) AG (“Trina”) pursuant to (A) the Cooperation Agreement, dated as of December 23, 2024, between the Company and Trina and (B) the Transaction Agreement, dated as of November 6, 2024, between the Company and Trina or (f) issuance of any Common Stock or any securities convertible into or exchangeable for, or that represent the right to receive, Common Stock issued in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or any announcement relating to such transaction, provided that in the case of clause (f), the aggregate number of shares that the Company may sell or issue or agree to sell or issue pursuant to clause (f) shall not exceed 10% of the total number of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement. The Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Representatives consent to in writing.

(n) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(o) Term Sheet. The Company will prepare a final term sheet relating to this offering of the Securities and the Concurrent Offering in a form approved by you (as set forth in Annex 1 hereto) and will file such term sheet pursuant to and within the time required by Rule 433(d) under the Act.

6. Free Writing Prospectuses. The Company shall file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to sell and pay for the Underwritten Securities on the First Closing Date and the Option Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as of the date hereof and as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and such Closing Date, of each of (x) PricewaterhouseCoopers AS, (y) KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and (z) RSM China CPA, LLP, in each case, in the form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b)  Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order and no Section 8A proceeding suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission, to the knowledge of the Company or the Representatives, and any post-effective amendment complied and will comply in all material respects with the Act and the rules and regulations of the Commission thereunder.

(c)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Effect that, in the judgement of the Representatives, makes it impractical or inadvisable to market the Securities and (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(d)  Opinions and 10b-5 Statements of Counsels for the Company. The Representatives shall have received an opinion and 10b-5 statement, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to the Representatives.

(e) Opinion and 10b-5 Statement of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456(a) or (b); and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup agreements in the form set forth on Exhibit A hereto from each executive officer and director under Section 16 of the Exchange Act, as specified in Schedule C to this Agreement.

(h) Chief Financial Officer Certificate. At the time of execution of this Agreement and on such Closing Date, the Representatives shall have received a certificate of the Company’s chief financial officer with respect to certain financial information contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, dated respectively as of the time of execution of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives.

(i) Additional documentation. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request, including with respect to the good standing of the Company, the due authorization and issuance of the Option Securities to be sold on such Optional Closing Date and other matters related to the issuance of such Option Securities.

(j) Exchange Listing. A number of shares of Common Stock equal to the number of shares of Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, or any “road show” as defined in Rule 433(h) under the Act, including any investor presentation used in connection with pre-marketing (a “road show”), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any road show, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the “Underwriting” section of the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the third paragraph under the caption “Underwriting” and the statements regarding the Underwriters’ stabilization activities contained in the thirteenth and fourteenth paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b), notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b). In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnifying party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified under subsection (a), and by the Company, in the case of parties indemnified under subsection (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional written release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by subsection (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subsection (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to sell the Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to sell does not exceed 10% of the total number of Securities that the Underwriters are obligated to sell on such Closing Date, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the sale of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to sell to the Securities that such defaulting Underwriters agreed but failed to sell on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of the Securities with respect to which such default or defaults occur exceeds 10% of the total number of the Securities that the Underwriters are obligated to sell on such Closing Date and arrangements satisfactory to the Representatives and the Company for the sale of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Option Securities after the First Closing Date, this Agreement will not terminate as to the Underwritten Securities or any Option Securities sold prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this subsection (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer and the issuance of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and any other indemnified parties, and will survive delivery of and payment for the Securities. If the sale of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company, and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Securities have been sold hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or sent and confirmed to the Representatives, c/o Santander US Capital Markets LLC, 437 Madison Avenue, New York, N.Y. 10022, Email: [****], Attention: Equity Capital Markets, c/o J.P. Morgan Securities LLC, 270 Park Avenue New York, N.Y. 10017, Fax: [****], Attention Equity Syndicate Desk or, if sent to the Company, will be mailed, delivered or sent and confirmed to it at T1 Energy Inc., 1211 E 4th St, Austin TX 78702, Attention: Evan Calio and Andrew Munro, with copies by email to [****] and [****] provided, however, that any notice to a Representative pursuant to Section 8 will be mailed, delivered or sent and confirmed to such Representative.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons and other indemnified parties referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, jointly or individually, will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the issuance and sale of the Securities to the Underwriters or purchasers procured by the Underwriters in the primary market and the sale by the Underwriters or purchasers procured by the Underwriters of the Securities in the secondary market and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company;

(b) Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company have been advised that the Representatives and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

(d) Regulation BI. The Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. Although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the offering of the Securities, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation. Furthermore, none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person; and

(e) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company.

17. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each party hereto hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York (the “Specified Courts”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18. Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20(ii):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

T1 ENERGY INC.

By:	/s/ Evan Calio
	Name:	Evan Calio
	Title:	Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Santander US Capital Markets LLC

By:	/s/ Conrad Rubin
	Name:	Conrad Rubin
	Title:	Managing Director

By:	/s/ Stefanie Gallagher
	Name:	Stefanie Gallagher
	Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Guarav Maria
	Name:	Guarav Maria
	Title:	Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Number of Underwritten Securities
Santander US Capital Markets LLC	11,313,132
J.P. Morgan Securities LLC	11,313,132
BTIG, LLC	2,828,283
Roth Capital Partners, LLC	2,828,283
Total	28,282,830

SCHEDULE B

Information Included in the General Disclosure Package

The following information is included in the General Disclosure Package:

1.	Pricing Term Sheet in the form as set forth in Annex 1 hereto.

Issuer Free Writing Prospectus(es) not included in the General Disclosure Package:

1.	Press release of the Company dated December 10, 2025 relating to the announcement of the offering of the Securities

2.	Press release of the Company dated December 11, 2025 relating to the announcement of the pricing of the Securities

Annex 1

Term Sheet

Filed Pursuant to Rule 433
Registration No. 333-290198
Issuer Free Writing Prospectus, dated December 11, 2025

PRICING TERM SHEET
December 11, 2025

T1 Energy Inc.
Offerings of
$140,000,008.50 of Shares of Common Stock (28,282,830 Shares)
$140,000,000 5.25% Convertible Senior Notes due 2030

The information in this pricing term sheet supplements (i) T1 Energy Inc.’s (“T1 Energy”) preliminary prospectus supplement, dated December 10, 2025 (the “Common Stock Preliminary Prospectus Supplement”), relating to an offering of common stock (the “Common Stock Offering”), and (ii) T1 Energy’s preliminary prospectus supplement, dated December 10, 2025 (the “Convertible Notes Preliminary Prospectus Supplement”), relating to an offering of convertible senior notes (the “Convertible Notes Offering”), and, in each case, the accompanying prospectus, dated September 22, 2025, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). This pricing term sheet supersedes the information in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement to the extent inconsistent with the information in the Common Stock Preliminary Prospectus Supplement and Convertible Notes Preliminary Prospectus Supplement, respectively. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement. As used in this pricing term sheet, “we,” “our” and “us” refer to T1 Energy and not to its subsidiaries. T1 Energy has increased the size of the Convertible Notes Offering from $120,000,000 to $140,000,000 (or, if the underwriters of the Convertible Notes Offering fully exercise their over-allotment option, $161,000,000). The final prospectus supplement relating to the Convertible Notes Offering will reflect conforming changes relating to such increase in the size of the Convertible Notes Offering.

Common Stock Offering

Issuer:	T1 Energy Inc.

Securities:	28,282,830 shares of common stock, par value $0.01 per share, of T1 Energy Inc. (the “Common Stock”) (or, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares, 32,525,254 shares of Common Stock)

Offering Size:	$140,000,008.50 (or, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares of Common Stock, $161,000,007.30)

Ticker / Exchange for the Common Stock:	TE / The New York Stock Exchange (“NYSE”)

Last Reported Sale Price per Share of the Common Stock on NYSE on December 11, 2025:	$5.87

Public Offering Price per Share of Common Stock:	$4.95

Underwriting Discount:	$0.284625 per share of Common Stock, and $8,050,000.49 in the aggregate (or $9,257,500.42 in the aggregate, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares of Common Stock)

Trade Date:	December 12, 2025

Settlement Date:	T+1; December 15, 2025

Use of Proceeds:

We estimate the net proceeds from the Common Stock Offering will be approximately $131.3 million (or approximately $151.1 million if the underwriters’ option to purchase up to $21,000,000 of additional shares of Common Stock is exercised in full), based on the Public Offering Price per Share of Common Stock of $4.95 and after deducting underwriters’ discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of the Common Stock Offering (including the net proceeds from the underwriters’ option to purchase additional shares of Common Stock), together with the net proceeds from the Convertible Notes Offering, (i) to progress efforts to become compliant with applicable FEOC Rules under the OBBBA by December 31, 2025, including through the repayment of certain indebtedness, (ii) for working capital, construction and advancement of infrastructure relating to the first 2.1 GW phase of our G2_Austin facility and (iii) for general corporate purposes. See “Use of Proceeds” in the Common Stock Preliminary Prospectus Supplement.

Joint Bookrunning Managers:	Santander US Capital Markets LLC J.P. Morgan Securities LLC

Co-Managers:	BTIG, LLC Roth Capital Partners, LLC

CUSIP / ISIN for the Common Stock:	CUSIP: 35834F104 / ISIN: US35834F1049

Convertible Notes Offering

Issuer:	T1 Energy Inc.

Securities:	5.25% Convertible Senior Notes due 2030 (the “Notes”)

Offering Size:	$140,000,000 aggregate principal amount of Notes, plus up to an additional $21,000,000 aggregate principal amount of Notes pursuant to the over-allotment option of the underwriters of the Convertible Notes Offering

Offering Price:	100% of principal amount per Note, plus accrued interest, if any, from the Settlement Date

Denominations/Multiple:	$1,000 / $1,000

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Underwriting Discount:	4.25% of the principal amount of the Notes, and $5,950,000 in the aggregate (or $6,842,500 in the aggregate, if the underwriters of the Convertible Notes Offering fully exercise their over-allotment option)

Trade Date:	December 12, 2025

Settlement Date:	T+2; December 16, 2025. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day preceding the Settlement Date will be required, by virtue of the fact that the Notes initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the business day preceding the Settlement Date should consult their own advisors.

Maturity:	December 1, 2030, unless earlier repurchased, redeemed or converted

Stated Interest Rate:	5.25% per annum

Interest Payment Dates:	June 1 and December 1 of each year, beginning on June 1, 2026

Interest Record Dates:	May 15 and November 15 of each year, immediately preceding any June 1 or December 1 interest payment date, as the case may be

Ticker / Exchange for the Common Stock:	TE / NYSE
Last Reported Sale Price per Share of the Common Stock on NYSE on December 11, 2025:	$5.87

Conversion Premium:	Approximately 40% above the Public Offering Price per Share of Common Stock in the Common Stock Offering

Initial Conversion Price:	Approximately $6.93 per share of Common Stock

Initial Conversion Rate:	144.3001 shares of Common Stock per $1,000 principal amount of Notes

Settlement Method:	Upon conversion, we will pay and/or deliver, as the case may be, cash, shares of our Common Stock or a combination of cash and shares of our Common Stock, at our election. See “Description of Notes—Conversion Rights—Settlement upon Conversion” in the Convertible Notes Preliminary Prospectus Supplement.

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Optional Redemption:	We may not redeem the Notes prior to December 6, 2028. We may redeem for cash all or part of the Notes (subject to the partial redemption limitation described below), at our option, on or after December 6, 2028 and prior to the 41st scheduled trading day immediately preceding the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption. Pursuant to the partial redemption limitation, we may not elect to redeem less than all of the outstanding Notes unless at least $50 million aggregate principal amount of Notes are outstanding and not subject to redemption as of the time we send the related redemption notice. In addition, if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such notice of redemption. See “Description of Notes—Optional Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Fundamental Change:	If we undergo a “fundamental change” (as defined in the Convertible Notes Preliminary Prospectus Supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions and subject to a limited exception described in the Convertible Notes Preliminary Prospectus Supplement, holders may require us to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Convertible Notes Preliminary Prospectus Supplement.

Use of Proceeds:

We estimate the net proceeds from the Convertible Notes Offering will be approximately $133.0 million (or approximately $153.1 million if the underwriters exercise in full their over-allotment option), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of the Convertible Notes Offering (including the net proceeds from the underwriters’ option to purchase additional Notes, if any, to cover over-allotments), together with the net proceeds from the Common Stock Offering (i) to progress efforts to become compliant with applicable FEOC Rules under the OBBBA by December 31, 2025, including through the repayment of certain indebtedness, (ii) for working capital, construction and advancement of infrastructure relating to the first 2.1 GW phase of our G2_Austin facility and (iii) for general corporate purposes. See “Use of Proceeds” in the Convertible Notes Preliminary Prospectus Supplement.

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Joint Bookrunning Managers:	Santander US Capital Markets LLC J.P. Morgan Securities LLC

Co-Managers:	BTIG, LLC Roth Capital Partners, LLC

CUSIP / ISIN for Notes:	CUSIP: 35834F AB0 / ISIN: US35834FAB04

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change or Notice of Redemption:

Holders who convert their Notes in connection with a make-whole fundamental change occurring prior to the maturity date, and holders who convert their Notes called (or deemed to be called) for redemption in connection with the related notice of redemption, may be entitled to an increase in the conversion rate for those Notes to be converted. The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$4.95	$5.50	$6.25	$6.93	$8.00	$9.01	$12.50	$25.00	$35.00	$50.00	$75.00	$100.00
December 16, 2025	57.7201	48.6436	39.5168	33.4214	26.5150	21.9290	13.1032	4.2232	2.1531	0.8198	0.0891	0.0000
December 1, 2026	57.7201	46.8945	37.3568	31.1025	24.1700	19.6881	11.4296	3.6672	1.8849	0.7160	0.0657	0.0000
December 1, 2027	57.7201	44.5091	34.4032	27.9394	21.0025	16.6926	9.2720	2.9744	1.5463	0.5846	0.0359	0.0000
December 1, 2028	57.7201	41.6927	30.6016	23.7633	16.8000	12.7669	6.6080	2.1564	1.1414	0.4332	0.0115	0.0000
December 1, 2029	57.7201	38.2909	25.1520	17.5628	10.6713	7.3052	3.4016	1.1796	0.6377	0.2450	0.0000	0.0000
December 1, 2030	57.7201	37.5182	15.6992	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

●	If the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

●	If the stock price is greater than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above, as described in the Convertible Notes Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

●	If the stock price is less than $4.95 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above, as described in the Convertible Notes Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

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Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 202.0202 shares of Common Stock, subject to adjustment in the same manner as the conversion rate as set forth in the Convertible Notes Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

We have filed a registration statement (including a prospectus), the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement with the SEC for the offerings to which this communication relates. Before you invest, you should read the Common Stock Preliminary Prospectus Supplement or the Convertible Notes Preliminary Prospectus Supplement, as applicable, and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and these offerings. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the applicable offering will arrange to send you the Common Stock Preliminary Prospectus Supplement or the Convertible Notes Preliminary Prospectus Supplement, as applicable (or, when available, the applicable final prospectus supplement) and the accompanying prospectus upon request to: Santander US Capital Markets LLC, Attention: ECM Syndicate, 437 Madison Avenue, New York, NY 10022, by email at equity-syndicate@santander.us, or by telephone at 833-818-1602; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

The information in this pricing term sheet is not a complete description of the Common Stock, the Common Stock Offering, the Notes or the Convertible Notes Offering. You should rely only on the information contained or incorporated by reference in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Common Stock or the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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Exhibit A

Form of Lock-Up Agreement

[●], 2025

Santander us Capital markets llc ("santander")

437 Madison Avenue,

New York, N.Y. 10022

J.P. Morgan Securities LLC ("J.P. Morgan")

270 Park Avenue,

New York, N.Y. 10017

As Representatives of the Several Underwriters named in Schedule A hereto,

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the "Underwriting Agreement") with T1 Energy Inc., and any successor (by merger or otherwise) thereto (the "Company"), providing for the public offering (the "Offering") by the several Underwriters named in Schedule A to the Underwriting Agreement (the "Underwriters"), of common stock, par value $0.01 per share of the Company (the "Common Stock"), and/or securities convertible into Common Stock (such Common Stock or securities convertible into Common Stock, the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

As an inducement to the Underwriters to execute the Underwriting Agreement (the "Underwriting Agreement"), the undersigned hereby agrees that during the period specified in the following paragraph (the "Lock-Up Period"), the undersigned will not offer, sell, lend, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-Up Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of each of the Representatives. In addition, the undersigned agrees that, without the prior written consent of each of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned's Lock-Up Securities without the consent of the Representatives:

i.	as a bona fide gift or gifts, or for bona fide estate planning purposes;

ii.	by will, other testamentary document or intestacy;

iii.	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

iv.	to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

v.	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses i through iv above;

vi.	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

vii.	(A) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee or (B) to the Company pursuant to the provisions of any policy of the Company with respect to the recoupment of incentive-based compensation;

viii.	as part of a sale of the undersigned's Lock-Up Securities acquired in the Offering or in open market transactions after the closing date for the Offering;

ix.	(A) to the Company or (B) in broker-assisted market transactions in connection with the vesting, settlement, or exercise of restricted stock awards, restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, in transfers to the Company, by way of "net" or "cashless" exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock awards, restricted stock units, options, warrants or rights; provided that any such shares of Common Stock received and, in the case of transfers contemplated in clause (B) of this paragraph, retained upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement, and provided further that any such restricted stock awards, restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; or

x.	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company's capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, "Change of Control" shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned's Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), and (vi), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall, except in the case of a transfer pursuant to clause (vi), execute and deliver to the Representatives a lock-up letter in the form of this Lock-Up Agreement, (B) in the case of any transfer or distribution pursuant to clause (a), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)	exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement;

(c)	convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Lock-Up Agreement; or

(d)	establish one or more trading plans after the date of this Lock-Up Agreement pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of Common Stock; provided that (1) such plans do not provide for the transfer or disposition of Lock-Up Securities during the Lock-Up Period and (2) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the Lock-Up Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Locked-Up Period in contravention of this Lock-Up Agreement.

The Lock-Up Period will commence on the date on which the Underwriting Agreement is executed and continue and include the date that is 30 days after the date of the final prospectus supplement used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement governing the terms of the Offering.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares or this Lock-Up Agreement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering, to enter into this Lock-Up Agreement or to sell any Shares.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void at the earliest of (i) the time the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is terminated for any reason prior to the sale of the Securities to the Underwriters and (iii) if the Public Offering Date shall not have occurred on or before December 10, 2025. This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:
By: (duly authorized signature)
Name: (please print full name)

Address: